GENEREX BIOTECHNOLOGY CORPORATION

NOTICE TO WARRANT HOLDERS

February __, 2017

This notice is being sent to all holders (the “Warrant Holders”) of record of outstanding warrants (“Warrants”) of Generex Biotechnology Corporation.

Capitalized terms not defined in this Notice have the meanings given in the Warrants.

Generex is offering all Warrant Holders the opportunity to exercise their Warrants at the reduced exercise price per shares of $.0074 (“Reduced Exercise Price”) during the period and on the conditions stated below. $.0074 is 67% of the closing price for Generex Common Stock on February 6, 2017.

Reduction in Number of Warrant Shares: The Warrant Holder will agree to a reduction in the number of shares of common stock for which the Warrant is exercisable. The number of shares for which the Warrant is originally exercisable and the number of shares for which the Warrant now will be exercisable are set forth on the attached Form of Acceptance and Exercise.

Period: To accept this offer, the attached Form of Acceptance and Exercise must be completed, executed and returned to Generex on or before February __, 2017. After February __, 2017, the exercise price on all of the Warrants will be the exercise price effective for such Warrant prior to February 7, 2017. However, in the event Generex does not deliver a certificate for the Common Stock or a credit via DWAC within seven Trading Days after receipt of the form of Acceptance and Exercise, the Warrant Holder may withdraw its acceptance by email notice to Generex and retain the benefit of the reduced exercise price for the original stated term of the Warrant

Format of Exercise: Warrants must be exercised through the cashless exercise feature contained in each Warrant, employing $.011 per share as the relevant VWAP.

100% Exercise: Each Warrant Holder must exercise all of the warrants owned by such Warrant Holder.

No increase in Number of Warrant Shares: Each Warrant will be exercisable, at the reduced exercise price for the number of shares set forth on the attached Form of Acceptance and Exercise. No effect will be given to provisions which may be contained in any Warrant increasing the number of shares for which it may be exercised, whether such provision would have been activated by the Reduced Exercise Price, any past Dilutive Issuance or any other cause.

No other Changes. Except explicitly stated in this Notice or the attached Form of Acceptance and Exercise, all rights and obligations of Generex and the Warrant Holders set forth in the Warrants and the documents referenced in the Warrants remain in full force and effect.

To exercise your Warrants at the Reduced Exercise Price, please complete and sign the form of Acceptance and Exercise attached to this Notice, and return it to Mark A, Fletcher, Executive Vice President and General Counsel of Generex, by email to Mfletcher@Generex.com. Generex will promptly issue instructions to its transfer agent, Broadridge Corporate Issuer Solutions, Inc., to issue your shares of common stock. If we receive the appropriate information from you, your shares can be issued via DTC’s DWAC. Common Stock issued upon cashless exercise of the warrants will not bear any restrictive legend and will be issued without restriction on resale. Generex will supply, at Generex’s cost all opinions of counsel required by the Transfer Agent to issue the common stock without restrictive legend and without restriction on resale.

The rights to exercise the Warrants at the reduced Exercise Price are not transferable. The rights may only be exercised by Warrant Holders of record on the date of this notice.

Thank you for your attention and support.

Joseph Moscato

President and CEO

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FORM OF ACCEPTANCE AND EXERCISE

nAME OF wARRANT HOLDER: __________________________________________________________________

To: generex biotechnology corporation

(1)                     The undersigned Warrant Holder hereby accepts the offer contained in Generex Biotechnology Corporation’s (the “Company”) Notice to Warrant Holders dated February__, 2017 (the “Notice”) to purchase a reduced number of Warrant Shares at the reduced Exercise Price of $ .0074 per share for each Company Warrant held by the undersigned. The exercise of this Warrant will be effected pursuant to the cashless exercise procedure set forth in subsection 2(c) of each Warrant.

(2)                     The undersigned acknowledges that the number of Warrant shares to be issued for each warrant held by the undersigned is set forth below. The undersigned hereby waives and relinquishes any right to, and any right to claim, additional Warrant Shares pursuant to the Warrants listed below. The undersigned agrees that the issuance of the number of shares under the column “Warrant Shares to be Issued” will satisfy in full and extinguish each Warrant. The undersigned herby specifically waives provisions which may be contained in any Warrant increasing the number of shares for which it may be exercised, whether such provision would have been activated by the Reduced Exercise Price, any past Dilutive Issuance or any other cause.

(3)                     The undersigned Warrant Holder hereby represents and warrants to the Company, as to each of the Warrants specified below, that the undersigned Warrant Holder is the sole owner of the Warrant, and has not assigned, transferred, sold, pledged, hypothecated, granted a security interest in or encumbered the Warrant or the Warrant Shares, and has not agreed to do any of the foregoing. The Warrant Holder represents and warrants to the Company that the Warrant Holder has the sole right to execute this instrument with respect to the Warrants.

APPLICABLE WARRANTS

Initial Exercise Date	Original Number Warrant Shares	Warrant Shares to be Issued

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

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SIGNATURE OF HOLDER TO FORM OF ACCEPTANCE AND EXERCISE:

Name of Entity: ____________________________________________________________

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory: ______________________________________________

Title of Authorized Signatory: _______________________________________________

Date: __________________________________

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